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                                                                    Exhibit 12.1


                         KEY PRODUCTION COMPANY, INC.
        Statement of Computation of Ratios of Earnings to Fixed Charges


                                                            Twelve Months Ended
                                                             December 31, 1999
                                                             -----------------
Earnings:

  Pretax income...........................................        10,975
  Plus: Fixed charges excluding capitalized interest......         2,832
                                                                  ------
                                                                  13,807
                                                                  ======

Fixed Charges:

  Interest expensed including capitalized interest........         4,081
  Amortization of debt expenses...........................            26
                                                                  ------
                                                                   4,107
                                                                  ======

Ratio of earnings to fixed charges........................          3.36
                                                                  ======

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